Q BIOMED INC. TO PRESENT AT THE SIXTH ANNUAL MARCUM MICROCAP CONFERENCE IN NEW YORK

June 14, 2017 Company To Present at 9:30am ET June 15th 2017 at the Grand Hyatt

NEW YORK, June 14 2017 — Q BioMed Inc. (OTCQB: QBIO), a biotechnology acceleration company, announced today that it will be a featured presenter at the 6th Annual Marcum MicroCap Conference on Thursday, June 15, 2017 in New York City at the Grand Hyatt Hotel.
The Company’s presentation by Denis Corin, Q BioMed Inc. CEO, is scheduled to begin at 9:30a.m ET on Thursday June 15th in the Julliard Room. The presentation will cover the company’s business strategy, pipeline, recent developments and look forward at milestones for the balance of 2017 and beyond.
The presentation will be webcast, please visit this address to attend the webcast http://wsw.com/webcast/marcum5/qbio
Since its launch in 2012, this event has become a nationally recognized forum for publicly traded companies with less than $500 million in market capitalization to network with fund managers and high net worth investors who focus on small cap equities. More than 2,000 participants from all segments of the microcap market participate each year, including senior management, finance and legal executives, venture and lower middle-market private equity investors, institutional investors, directors, investment bankers, buy- and sell-side analysts, and service providers to the microcap marketplace.
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About Q BioMed Inc.
Q BioMed Inc. ”Q“ is a biomedical acceleration and development company. We are focused on licensing and acquiring undervalued biomedical assets in the healthcare sector. Q is dedicated to providing these target assets; strategic resources, developmental support, and expansion capital to ensure they meet their developmental potential, enabling them to provide products to patients in need.

About Marcum LLP
Marcum LLP is one of the largest independent public accounting and advisory services firms in the nation, with offices in major business markets throughout the U.S., Grand Cayman and China. Headquartered in New York City, Marcum provides a full spectrum of traditional tax, accounting and assurance services; advisory, valuation and litigation support; and an extensive range of specialty and niche industry practices. The Firm serves both privately held and publicly traded companies, as well as high net worth individuals, private equity and hedge funds, with a focus on middle-market companies and closely held family businesses. In 2015, Marcum’s SEC Services Practice group led all non-“Big Four” accounting firms in the performance of audits in connection with Initial Public Offerings (“IPOs”).  Marcum is a member of the Marcum Group, an organization providing a comprehensive array of professional services. For more information, visit www.marcumllp.com.

Forward-Looking Statements:
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are:u risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Denis Corin
CEO
Q BioMed Inc.
1 888 357 2435